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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the combined financial statements of Midway Games Inc. dated September 12, 1996 and our report on the consolidated financial statements of Atari Games Corporation dated March 22, 1996, in Amendment No. 3 to the Registration Statement on Form S-1 (333-11919) and related Prospectus of Midway Games Inc. for the registration of 5,865,000 shares of its common stock.



     We also consent to the incorporation by reference herein of our report dated September 12, 1996 with respect to the financial statement schedule of Midway Games Inc. for the years ended June 30, 1996, 1995 and 1994 included in Amendment No. 3 to the Registration Statement on Form S-1 (333-11919) filed with the Securities and Exchange Commission.


                                          /s/  ERNST & YOUNG LLP

Chicago, Illinois

October 24, 1996